Exhibit 99.1

OneSpan Appoints Alfred Nietzel, Former Software Company CFO, to Board of Directors

Former CDK Global CFO brings decades of financial experience to OneSpan Board

CHICAGO, November 11, 2020 – OneSpan™ Inc. (NASDAQ: OSPN), the global leader in securing remote banking transactions, today announced its Board of Directors has appointed Alfred “Al” Nietzel as a new independent director, effective November 11, 2020. Mr. Nietzel has also been named as a member of the Company’s Audit and Finance & Strategy Committees.

Mr. Nietzel is a former public company chief financial officer with extensive domestic and international financial experience in multiple industries, including in the software and SaaS sectors. Mr. Nietzel led the financial execution of the $2B+ spinoff of ADP’s Dealer Services unit to create CDK Global, Inc., a leading provider of software and information technology solutions for the automotive retail industry, as a stand-alone public company, and served as its CFO until his retirement in 2017.

OneSpan’s Board has been active in Board refreshment in recent years. Mr. Nietzel joins four other new independent directors who have been added to the Board since June 2019 and have deep skills and experience in the areas of SaaS software, recurring revenue business models, capital allocation, innovation, product management, financial services, and mergers and acquisitions.

“OneSpan’s Board of Directors has further strengthened its financial and accounting acumen with the addition of Mr. Nietzel. This and other recent additions demonstrate the Board’s commitment to proactive Board refreshment, planning for future retirements and furthering the Company’s strategic objectives,” said OneSpan Board Chair, John N. Fox, Jr.

“The accelerating transition of consumers to digital channels will drive strong long-term demand for the solutions OneSpan is providing. The Company is well positioned for future growth based on its decades-long relationships with most of the world’s leading financial institutions in addition to large customers in government and healthcare,” stated Al Nietzel. “I am excited to join the Board and bring my financial experience and success in leading transformation for software and technology providers to the Company.”

About Alfred Nietzel

Mr. Nietzel is a board member of Cerence Inc., a global cloud software company that provides AI-powered assistants and innovations for connected and autonomous vehicles, as well as Baxter Credit Union, one of the largest credit unions in the United States. He has served in executive finance roles for 16 years including most recently as Chief Financial Officer of CDK Global, Inc., a leading provider of software and information technology solutions to the automotive retail sector, from 2014 to 2017. Prior to that, he was with Automatic Data Processing, Inc. since 2001 and served as Chief Financial Officer for the Dealer Services Division, Chief Financial Officer for the Employer Services Division and ADP’s Corporate Controller. Prior to joining ADP, Mr. Nietzel served for 17 years with Proctor & Gamble Inc. in numerous financial management roles.

About OneSpan

OneSpan helps protect the world from digital fraud by establishing trust in people’s identities, the devices they use and the transactions they carry out. We do this by making digital banking accessible, secure, easy and valuable. OneSpan’s Trusted Identity platform and security solutions significantly reduce digital transaction fraud and enable regulatory compliance for more than 10,000 customers including over half of the top 100 global banks. Whether through automating agreements, detecting fraud or securing financial transactions, OneSpan helps reduce costs and accelerate customer acquisition while improving the user experience. Learn more at OneSpan.com.

Copyright© 2020 OneSpan North America Inc., all rights reserved. OneSpan™ is a registered or unregistered trademark of OneSpan North America Inc. or its affiliates in the U.S. and other countries.

Investor contact:

Joe Maxa
Vice President of Investor Relations
+1-312-766-4009
joe.maxa@onespan.com

Media contact:

Sarah Hanel

Global Director of Corporate Communications

+1-312-871-1729

sarah.hanel@onespan.com